Exhibit 10.10
First Amendment to Office Lease

This First Amendment to Office Lease (this “Amendment”) is being signed on May 31, 2019 (the “Effective Date”), by Big Dog Holdings LLC, a Delaware limited liability company (“Landlord”), and iRhythm Technologies, Inc., a Delaware corporation (“Tenant”).

Recitals

A.Pursuant to that certain Office Lease dated as of October 4, 2018 (the “Existing Lease”; and together with this Amendment, the “Lease”), Tenant leases or will lease certain premises located in the building located at 650 Townsend Street, San Francisco, California.

B.Landlord and Tenant now desire to amend the Existing Lease to, among other things, correct certain scrivener’s errors and to eliminate from the Lease the Landlord’s obligations in connection with the “common food court and coffee bar,” which will be addressed in a separate service agreement.

Agreement

Therefore, the Landlord and Tenant agree as follows:

1.Use of Defined Terms; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. In the event of any conflict between the terms of the Existing Lease and the terms of this Amendment, the terms (including, without limitation, any definitions) set forth in this Amendment shall supersede and control.

1.1Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.

1.Amendments.

1.1Section 1.1. Section 1.1 of the Existing Lease is hereby amended by deleting the phrase “[OPEN: confirm with property manager]” from the end of the definition of “RSF”.

1.2Section 8.6. Section 8.6 of the Existing Lease is hereby amended as follows:

(i)by deleting the first paragraph of subsection 8.6(a) in its entirety and replacing it with the following:

(a)From time-to-time, and subject to this Section 8.6, Landlord may offer amenities in the Building, including by way of illustration only: fitness center, theatre, conference and meeting facilities, all-hands spaces, showers, dry cleaning service, and bicycle parking (“Building Amenities”); provided, however, for so long as Zynga Inc., a Delaware corporation (“Zynga”) or an entity that Controls is Controlled by or is under common Control with Zynga or an entity into or with which Zynga is merged or an entity to which a material portion of Zynga’s assets are transferred is an occupant of the Project occupying in excess of 183,513 rentable square feet, Landlord will offer such amenities to Tenant and its employees. For the avoidance of doubt, food service and coffee bar service are not Building Amenities and any provision of food service and coffee bar service from Zynga to Tenant or Landlord to Tenant, as the case may be, will be provided pursuant to a separate service agreement or further amendment to this Lease. To the extent such Building

Amenities are offered, Tenant has the non-exclusive right to use the Building Amenities, subject to the following terms and conditions:

(ii)by deleting subsection 8.6(a)(1) in its entirety and replacing it with the following:

(1) Only Tenant and its designated employees (whether classified as employees or independent contractors) and, to the extent expressly provided herein, invitees (“Permitted Users”) may use the Building Amenities; provided, however, Permitted Users may include Tenant’s invitees and licensees when accompanied by Tenant, in the theater, conference rooms, and all-hands space.

(iii)by deleting subsection 8.6(a)(3) in its entirety and replacing it with the following:

(3)Landlord, in its reasonable discretion, may elect to: (i) require a written agreement and/or release from Permitted Users prior to their use of the Building Amenities;
(ii)charge reasonable fees for the Permitted Users’ use of the Building Amenities in connection with specially ordered services (e.g., after-hours usage of an all-hands space or massage services at the fitness center) or in connection with Tenant’s exclusive use, upon Tenant’s written request, of Building Amenities (which fee, if any, shall be determined on a non-discriminatory basis as to all occupants other than any Landlord Entity); (iii) provide reasonable access controls to the Building Amenities; (iv) determine the hours of operation of the Building Amenities; and (v) include the costs and expenses to operate, clean, maintain, and manage the Building Amenities in Operating Expenses.

(iv)by deleting subsection 8.6(a)(4) in its entirety and replacing it with the following:

(4)Landlord shall have the right, in its sole discretion, to change, add to, reduce, or discontinue the Building Amenities (or the use thereof), provided that, subject to Section 8.6(a)(6) below, Landlord provides to Tenant the same access and rights to use the Building Amenities as it provides to any other tenant in the Building. Notwithstanding the foregoing, Landlord reserves the right to disallow the use of the Building Amenities to any person, including any Permitted User, who, in Landlord’s opinion has, or will misuse the Building Amenities, including abusing the use of the Amenities.

(v)by deleting subsection 8.6(a)(6) in its entirety and replacing it with the following:

(6) Building Amenities are provided on a strictly “first come, first served” basis along with other occupants of the Building (including Landlord) and any interruption, diminishment or discontinuation of Building Amenities shall not entitle Tenant to any reduction or abatement of rent, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder. Notwithstanding anything to the contrary in this Lease, Zynga shall have a first priority right to use the following Building Amenities: theater, conference rooms, and all-hands spaces.

(vi)by deleting subsection 8.6(b) in its entirety and replacing it with the following:

(b) For the entire Term (including any Option Term), Tenant shall comply with the terms of a separate catering agreement (the “Catering Agreement”), subject to any termination thereof, as provided in the Catering Agreement, whereby Tenant shall purchase from Zynga or its assignee or designee food and coffee service for all of Tenant’s employees regularly occupying the Premises at the then-prevailing rates established by Zynga. The Catering Agreement shall be in form and substance reasonably acceptable to Zynga and Tenant.

(vii)by deleting subsection 8.6(c) in its entirety and replacing it with the following:

(c) Notwithstanding anything to the contrary in this Section 8.6, if (1) Zynga vacates the west side of the Project and (2) Zynga discontinues providing food service and coffee bar service under the Catering Agreement, the Base Annual Rent payable under this Lease for the remainder of the then current Term shall be reduced by $2.00 per RSF.

2.Brokers. Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Amendment on its behalf and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Amendment. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all third party claims, actual or threatened, for compensation that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

3.Miscellaneous.

1.1Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. The Lease, as amended by this Amendment, may be amended only by an agreement in writing, signed by the parties hereto. This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

1.2Whether or not specifically amended by this Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

1.3The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an amendment to the Existing Lease unless and until this Amendment has been fully executed and delivered by both Tenant and Landlord.

1.4This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

1.5This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party’s signature transmitted by electronic mail in portable document format (“pdf”), and copies of this Amendment executed and delivered by means of pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon pdf signatures as if such signatures were originals. Any party executing and delivering this Amendment by pdf shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature. All parties hereto agree that a pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

1.6Landlord represents that the Project is not encumbered by any Encumbrance as of the date of this Amendment.

[Signature page follows]

The parties are signing this Amendment on the date stated in the introductory clause.

Landlord:

Big Dog Holdings LLC,
a Delaware limited liability company,

By its sole member, Zynga Inc.,
a Delaware corporation

By:      Name:Ger Griffin
Title: CFO

Tenant:

iRhythm Technologies, Inc.,
a Delaware corporation

By:      Name:matt garrett
Title:CFO